Exhibit 3.2 FIRST NBC BANK HOLDING COMPANY AMENDED AND RESTATED BYLAWS (as amended through February 25, 2016) ARTICLE I OFFICES Section 1.1. Registered Office. The registered office of First NBC Bank Holding Company (the “Company”) shall be located at 210 Baronne, New Orleans, Louisiana 70112. Section 1.2. Other Offices. The Company may also have offices at such other places, both within or without the State of Louisiana, as the Board of Directors or Chief Executive Officer/President may from time to time determine or as the business of the Company may require. ARTICLE II SHAREHOLDERS Section 2.1. Place of Meetings. All meetings of the shareholders shall be held at the registered office of the Company or at such other place as may be fixed from time to time by the Board of Directors or the Chief Executive Officer/President, either within or without the State of Louisiana. Section 2.2. Annual Meeting. An annual meeting of the shareholders shall be held on such date, and at such time and place, as may be designated by the Board of Directors. At the annual meeting, the shareholders shall elect a Board of Directors and transact such other business as may properly come before the meeting, Section 2.3. Notice of Shareholder Proposals. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) a proper matter for shareholder action that has been properly brought before the meeting by a shareholder who complies with the notice procedures set forth in this Section and who is a shareholder of record on the date of the giving of notice provided for in this Section 3 and on the record date for the determination of shareholders entitled to vote at such annual meeting. For such business to be considered properly brought before the meeting by a shareholder such shareholder must, in addition to any other applicable requirements, have given timely notice in proper form of such shareholder’s intent to bring such business before such meeting. To be timely given, a shareholder’s notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding year's annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. To be in proper form, a shareholder’s notice to the Secretary shall be in writing and shall set forth: (a) the name and record address of the shareholder who intends to propose the business and the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; (c) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (d) any material interest of the shareholder in such business; and (e) any other information that is required to be provided by the shareholder under Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholder’s meeting, shareholders must provide notice as required by, and otherwise comply with the requirements of, the Exchange Act and the regulations promulgated thereunder. No business shall be conducted at the annual meeting except business brought before the annual meeting in accordance with the procedures set forth in this Section. The chairman of the meeting may refuse to acknowledge the proposal of any business not made in compliance with the foregoing procedure. Except as required by law, nothing in this Section shall obligate the Company or the Board of Directors to include in any proxy statement or other shareholder communication distributed on behalf of the Company or the Board of Directors information with respect to any proposal submitted by a shareholder. Section 2.4. Special Meetings. Special meetings of the shareholders may be called by the Chairman, the Chief Executive Officer/President, or a majority of the Board of Directors and shall be called by the Secretary at the written request of the holders of not less than ten percent of all shares entitled to vote at the meeting. Special meetings of shareholders shall be held at such time as shall be determined by the Board of Directors. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof. Section 2.5. Notice of Shareholders' Meeting. Written or printed notice of a meeting of shareholders stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the day of the meeting, by or at the direction of the Chief Executive Officer/President, the Secretary, or a designee of any of the foregoing, to each shareholder of record entitled to vote at such meeting. See also ARTICLE VI. Section 2.6. Adjournments. Any meeting of shareholders may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. At the continuation of the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 120 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. Section 2.7. Nominations for Directors. Subject to the rights granted to a particular class or series of stock, nominations for the election of directors may be made (i) by or at the direction of the Board of Directors or (ii) by any shareholder entitled to vote for the election of directors who complies with the procedures set forth in this Section. In addition to any other applicable requirements, all nominations by shareholders must be given in a timely manner in proper written form to the Secretary of the Company. To be timely given, a shareholder’s notice must be delivered to, or mailed and received by, to the Secretary at the principal executive offices of the Company, in the case of an annual meeting, in accordance with the provisions set forth in Section 3 of this Article, and, in the case of a special meeting of shareholders called from the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first. To be in proper written form, the shareholder’s notice must set forth in writing as to each person whom the shareholder proposes to nominate for election as a director (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, (d) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and (e) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected). The shareholder’s notice must also contain as to such shareholder giving notice, the information required to be provided under Section 3 of this Article. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in these Bylaws. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. Except as required by law, nothing in this Section shall obligate the Company or the Board of Directors to include in any proxy statement or other shareholder communication distributed on behalf of the Company or the Board of Directors information with respect to any nominee for director submitted by a shareholder. Section 2.8. Quorum. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of shareholders. If a quorum is not present or represented at any meeting of the shareholders, the chairman of the meeting or the holders of a majority of the shares entitled to vote who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. Once a quorum is attained, the shareholders present or represented at a duly organized meeting may continue to transact business notwithstanding the withdrawal of enough shareholders to leave less than a quorum. A shareholder that is physically present at a meeting of shareholders shall be deemed to be present for purposes of determining whether a quorum exists, except where such person is physically present at the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Section 2.9. Order of Business. At each meeting of the shareholders and except as otherwise set forth by resolution of the Board of Directors, one of the following persons, in the order in which they are listed (and in the absence of the first, the next, and so on), shall serve as chairman of the meeting: the Chairman of the Board, the Chief Executive Officer/President (if different from the Chairman), a Vice-President appointed by the Board and the Secretary. The order of business at each such meeting shall be as determined by the chairman of the meeting, who shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Company, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls. Section 2.10. Proxies and Voting. On each matter submitted to a vote of the shareholders, each shareholder shall have one vote for every share of stock entitled to vote and registered in his or her name on the record date for the meeting, except to the extent that the voting rights of the shares of any class are limited or denied by the Articles of Incorporation or the Louisiana Business Corporation Act (“LBCA”). Except as otherwise required by the Articles of Incorporation or by law, a majority of votes actually cast shall decide any matter properly brought before the shareholders at a meeting at which a quorum is present, except that directors shall be elected by plurality of the votes actually cast; provided however, that in the case of an uncontested election of directors, a nominee who is elected but receives more votes against than for election shall serve as a director for a term that shall terminate on the date that is the earlier of 90 days from the date on which the voting results are determined or the date on which an individual is selected by the Board of Directors to fill the office held by such director, which selection shall be deemed to constitute the filling of a vacancy by the Board. The Board of Directors may select any other qualified individual to fill the office held by a director who receive more votes against than for election. At any meeting of the shareholders at which a quorum is present, every shareholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed with the Secretary of the Company prior to or at the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law. Section 2.11. Voting List. After fixing a record date for a meeting, the Company shall prepare an alphabetical list of the names of all of its shareholders who are entitled to notice of the meeting, arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. In the manner and to the extent required by law, the list shall be available for inspection beginning two business days after notice is given for which the list was prepared. This list shall be prima facie evidence of the ownership of shares in the Company and of the right of the shareholders listed therein to vote. Section 2.12. Consent of Shareholders in Lieu of Meeting. Any action required by law to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares representing not less than the minimum number of votes that would have been necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. The consent(s), which shall bear the date(s) of signature(s) of the shareholder(s) signing the consent, together with a certificate by the Secretary of the Company to the effect that the subscribers to the consent constitute all or the required proportion of the shareholders entitled to vote on the particular question, shall be filed with the records of the proceedings of the shareholders. No written consent shall be effective to take the corporate action referenced therein unless, within 60 days of the earliest date on which a consent is delivered to the Company as required by this Section was signed, written consents signed by sufficient shareholders to take action have been delivered to the Company. An action taken by written consent shall be effective when written consents signed by sufficient shareholders to take the action are delivered to the Company, subject to any reasonable delay to permit tabulation of written consents by the Company. If the consent is signed by fewer than all of the shareholders having voting power on the question, written notice of the action taken by consent shall be given to all of the shareholders having voting power on the question, other than those who signed the consent, not more than 10 days after written consents sufficient to take the action have been delivered to the Company, or such later date that tabulation of consents is completed as provided by law. Section 2.13. Inspectors. The Board of Directors or, in the absence of a designation by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting and make a written certification thereof. Such inspectors shall perform such duties as shall be specified by the Board of Directors or chairman of the meeting, or as otherwise required by law. No director or nominee for the office of director shall be appointed as an inspector. Except as otherwise limited by the Board of Directors or chairman of the meeting, the inspectors shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at a meeting and the validity of proxies and ballots; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, ballots, the regular books and records of the Company and any other credible evidence provided by the shareholder, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of the Company, brokers, their nominees or similar persons that represent more votes than the holder of a proxy is authorized by the record owner to cast, or more votes than the shareholder holds of record. ARTICLE III DIRECTORS Section 3.1. General Powers. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or the Articles of Incorporation or these Bylaws directed or required to be exercised and done by the shareholders. Section 3.2. Number of Directors. The number of directors of the Company shall be such number as is determined from time to time by the Board of Directors. Whenever the authorized number of directors is increased between annual meetings of the shareholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are chosen and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by the decrease. Section 3.3. Term of Office of Directors. Except with respect to a vacancy on the Board of Directors, directors shall be elected at the annual meeting of shareholders and, except as otherwise provided in Section 2.10 with respect to a director who receives more votes against than for election, each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. A director need not be a shareholder of the Company. Section 3.4. First Meeting. The first meeting of each newly elected Board of Directors shall be held at the regularly scheduled Board meeting following the election of directors, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. Section 3.5. Place of Meeting. All meetings of the Board of Directors may be held at such place or places, either within or without the State of Louisiana, as from time to time shall be determined by the Board of Directors or Chairman of the Board.

Section 3.6. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, the meeting that would otherwise be held on that day shall be held at the same time on the next succeeding day that is not a legal holiday, unless otherwise determined by the Chairman of the Board. Section 3.7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer/President or by the Secretary upon the request of a majority of directors then in office. The person(s) calling the meeting may fix the time and date of the special meeting. Section 3.8. Quorum. At all meetings of the Board of Directors, a majority of the directors at the time in office shall be necessary and sufficient to constitute a quorum for the transaction of business; and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Articles of Incorporation or these Bylaws. In the absence of a quorum, a majority of the directors present at any meeting may adjourn the meeting to another place and/or time, without notice other than announcement at the meeting, until a quorum shall be present. If a quorum is present when the meeting is convened, the directors present may continue to conduct business, taking action by vote of a majority of a quorum as fixed above, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum as fixed above. A director that is physically present at a meeting of directors shall be deemed to be present for purposes of determining whether a quorum exists, except where such person is physically present at the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Section 3.9. Participation in Meetings by Conference Telephone. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in and hold meetings by means of conference telephone or other similar means of communication, and such participation shall constitute the presence in person at such meeting, except where a director participates for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. With respect to extensions of credit, the Chairman or Chief Executive Officer/President or any designee thereof may communicate a proposal to be acted on by the Board or committee, and the directors or committee thereof may act upon such proposal, through the use of any oral, electronic, or written means of communication, including the use of telephone, email, facsimile, or other means of communication, provided, that (i) no member objects to a meeting being held in this manner; (ii) the Chairman, Chief Executive Officer/President, or the designee of any of the foregoing certifies in writing the proposal to be acted upon, his good faith attempt to communicate the contents of such writing to all members eligible to vote to determine their position on the proposal, the affirmative or negative position taken by any member, and the objection of any member to a vote taken in this manner; and (iii) such written certification is filed in the records of the proceedings of the Board or committee taking such action. Section 3.10. Notice of Meetings. Notice of regular meetings of the Board of Directors or of any adjourned meeting thereof need not be given. Notice of the place, date, time and purpose of each special meeting of the Board shall be given to each director not less than 48 hours before the meeting. Section 3.11. Rules and Regulations. The Board of Directors may adopt such rules and regulations not inconsistent with the Articles of Incorporation or these Bylaws or any other provision of law for the conduct of its meetings and management of the affairs of the Company as the Board may deem proper. Section 3.12. Consent of Directors in Lieu of Meeting. Any action which may be taken at a meeting of the Board of Directors or any committee thereof may be taken by consent in writing signed by all of the directors or by all members of the committee, as the case may be, and filed with the records of proceedings of the Board or committee. Section 3.13. Compensation of Directors. The Board of Directors shall have authority to determine, from time to time, the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of committees. The Board shall also have power in its discretion to provide for and to pay to directors rendering services to the Company not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board from time to time. In addition, the directors may be reimbursed their expenses. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor. Section 3.14. Committees of the Board of Directors. The Board of Directors may from time to time designate from among its members one or more committees of the Board, and shall designate such committees as shall be required by applicable law of the listing requirements of any national securities exchange on which the securities of the Company are listed for trading (“Listing Rules”), each of which shall, except as otherwise prescribed by law or the Listing Rules, have such lawfully delegable powers of the Board of Directors in the management of the business and affairs of the Company as the Board may specify in the resolutions designating such committee or in the charter of such committee adopted by the Board. The composition of the committees of the Board shall be determined by the Board and shall be consistent with applicable law and the Listing Rules. One or more directors may be named as alternate member(s) to replace any absent or disqualified members. The number of members on each committee may be increased or decreased from time to time by resolution of the Board of Directors. Any member of any committee may be removed from such committee at any time by resolution of the Board of Directors. Any vacancy occurring on a committee shall be filled by the Board of Directors, but the Chairman of the Board or Chief Executive Officer/President may designate another director to serve on the committee pending action of the Board. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or such directors by law. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum; and, at any committee meeting at which a quorum is present, all matters shall be determined by a majority vote of the members present. Committees of the Board of Directors shall keep written minutes of its proceedings, a copy of which is to be filed with the Secretary, and shall report on such proceedings to the Board. Except as otherwise provided by the Board of Directors or the relevant committee, provisions of these Bylaws governing place, time and notice of meetings, quorum, voting and other procedural requirements will apply to committees and their members as well. Section 3.15. Removal. Any director or the entire Board of Directors may be removed at any time, with or without cause, at any special or annual meeting of the shareholders, by the affirmative vote of a majority of the votes entitled to be cast in the election of directors. Section 3.16. Resignation. A director of the Company may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer/President or the Secretary of the Company. Such resignation shall take effect on the date of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Section 3.17. Vacancies. Any vacancy occurring on the Board of Directors by reason of death, resignation, removal or otherwise, or newly created directorships resulting from an increase in the number of directors, may be filled by the shareholders, the Board of Directors, or if the directors remaining in office constitute fewer than a quorum, the affirmative vote of a majority of the directors remaining in office. Section 3.18. Advisory Directors. The Board of Directors may from time to time create one or more positions of Advisory Director, and may fill such position or positions for such terms as the Board of Directors deems proper. Each Advisory Director will, upon the invitation of the Board of Directors, have the privilege of attending meetings of the Board of Directors, but will do so solely as an observer. Notice of meetings of the Board of Directors to an Advisory Director will not be required under any applicable law, the Articles of Incorporation or these Bylaws. Each Advisory Director will be entitled to receive such compensation as may be fixed from time to time by the Board of Directors for such position. No Advisory Director will be entitled to vote on any business coming before the Board of Directors, nor will he or she be counted as a member of the Board of Directors for the purpose of determining the number of directors necessary to constitute a quorum, for the purpose of determining whether a quorum is present, or for any purpose whatsoever. Upon the occurrence of any vacancy in an Advisory Director position, that position will be deemed terminated until such time as the Board of Directors will again deem it proper to create and to fill the position. An Advisory Director may be removed at any time by the Board of Directors.

ARTICLE IV OFFICERS Section 4.1. Generally. The officers of the Company shall consist of a Chairman of the Board, a Chief Executive Officer (who shall also be the President unless a separate office of President is later established by the Board), a Secretary, a Chief Credit Officer and a Chief Financial Officer, each of whom shall be a different person (except that the Chairman and the Chief Executive Officer/President may be the same person). The Board or the Chief Executive Officer/President may appoint such other officers as it may from time to time determine or may delegate such power of appointment to any other executive officer of the Company. Only officers specifically designated by the Board as executive officers shall serve as such, and each officer shall serve at the pleasure of the Board. None of the officers except the Chief Executive Officer/President and the Chairman need be a director. Any vacancy occurring in any office may be filled by the Board of Directors, the Chief Executive Officer/President or in any other manner provided by the Board of Directors or the Chief Executive Officer/President. Section 4.2. Execution of Instruments. The Chief Executive Officer/President (and such other officers or agents as are authorized by these Bylaws or by resolution of the Board of Directors) shall have the power and authority to execute and deliver, for and in the name of the Company, bonds, notes, debentures and other evidences of indebtedness, checks, stock certificates, deeds, mortgages, deeds of trust, indentures, contracts, leases, agreements and other instruments, except where such documents are required by law to be otherwise executed and delivered or where the execution and delivery thereof shall be exclusively delegated to some other officer or agent of the Company. Section 4.3. Duties of Officers. The duties and powers of the officers of the Company shall be as provided in or pursuant to these Bylaws, as set forth in written job descriptions approved by the Board of Directors or Chief Executive Officer/President, or (except to the extent inconsistent with these Bylaws or with any provision made pursuant hereto) those customarily exercised by corporate officers holding such offices. Section 4.4. Chairman of the Board. The Chairman of the Board shall, if present, preside at meetings of the Board of Directors and the shareholders. The Chairman of the Board shall counsel with and advise the other officers of the Company and shall exercise such powers and perform such other duties as the Board may from time to time determine. Section 4.5. Vice Chairman of the Board. The Board of Directors may appoint one or more Vice Chairmen of the Board who, in the absence of the Chairman of the Board, shall (in the order determined by the Board of Directors, if more than one), if present, preside at meetings of the Board of Directors. When so acting, each Vice Chairman shall have the powers, and be subject to all the restrictions on, the Chairman of the Board. Each Vice Chairman shall, when requested, counsel with and advise the Chief Executive Officer/President, the Chairman of the Board, and other officers of the Company and shall perform such other duties as may be agreed upon with them or as the Board may from time to time determine. Section 4.6. Chief Executive Officer/President. The Chief Executive Officer/President shall serve in the dual capacities as chief executive officer and president of the Company (unless a separate office of president is later established by the Board of Directors). The Chief Executive Officer/President shall have general powers of oversight, supervision and management of the business and affairs of the Company and its subsidiaries, subject to the control of the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer/President shall be authorized to execute documents and instruments in the name and on behalf of the Company, and shall have such other duties as the Board shall from time to time determine. In the absence of the Chairman of the Board or any Vice Chairman, the Chief Executive Officer/President shall preside at meetings of the Board of Directors. The Chief Executive Officer/President may delegate any of his authority (whether general or specific) to any other officer of the Company, including the authority to execute and deliver bonds, notes, debentures and other evidences of indebtedness, checks, stock certificates, deeds, mortgages, deeds of trust, indentures, contracts, leases, agreements and other instruments, except as prohibited by law or where the execution and delivery thereof shall have been exclusively delegated by the Board of Directors. Whenever the consent of the Company is required under the corporate governance documents of any affiliate of the Company, such consent may be given by the Chief Executive Officer/President or his designee, and such consent shall constitute the consent of the Company. The Chief Executive Officer/President may also cause the Company or any subsidiary of the Company to engage in any business activity permitted by law, regulation or policy and may organize or cause to be organized subsidiary corporations or other entities to engage in such business. All checks or demands for money and notes of the Company may be executed by the Chief Executive Officer/President or such other persons as the Chief Executive Officer/President may from time to time designate. Without limitation to any other power and authority exercisable by the Chief Executive Officer/President, the Chief Executive Officer/President and such other officers as he may from time to time designate, shall be authorized and empowered (i) to open and close accounts of the Company with any person, partnership or other entity for the purpose of the purchase and sale of securities of any kind or nature for the account of the Company; (ii) to open and close accounts of the Company of any kind or nature with any depository institution or financial intermediary and to make deposits to, transfers to or from, and withdrawals from, such accounts, and to take any and all other such actions with respect thereto as such person(s), in his sole discretion, shall deem necessary or advisable; (iii) to purchase and sell in the name and on behalf of the Company, any security issued by any corporation, partnership or other entity, whether public, private or hybrid, in such amounts and for such consideration as such person(s) shall deem appropriate, provided however that no person shall have the authority to sell any shares of capital stock of any subsidiary of the Company other than to the Company or another wholly-owned subsidiary of the Company without the prior approval of the Board of Directors; and (iv) to borrow funds on behalf of the Company in such amounts and on such terms, including the pledge of assets, as such person(s) shall deem appropriate in furtherance of the business of the Company and, in connection with the foregoing and the investment of the proceeds of borrowings, shall have the authority to sign, execute, acknowledge, verify, deliver and accept on behalf of the Company all agreements, contracts, loan agreements, indentures, mortgages, security instruments, satisfactions, settlements, powers of attorney, undertakings and other instruments or documents. Section 4.7. Vice President. The Vice President(s), if any, in the order determined by the Board of Directors or Chief Executive Officer/President, shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer/President shall prescribe. Section 4.8. Secretary. The Secretary shall give or cause to be given all authorized notices required to be given by the Company. The Secretary shall also keep minutes of all meetings of the shareholders and the Board of Directors and committees thereof. The Secretary shall have charge of the corporate books and shall perform such other duties and have such powers as the Board of Directors or the Chief Executive Officer/President may from time to time prescribe. The Secretary shall keep in safe custody the seal of the Company and, when authorized by the Board of Directors or the Chief Executive Officer/President, affix the same to any instrument requiring it. The Assistant Secretary(ies), if any, in the order determined by the Board of Directors or the Chief Executive Officer/President shall perform such duties and have such powers as the Board of Directors or the Chief Executive Officer/President may from time to time prescribe. Section 4.9. Chief Credit Officer. The Chief Credit Officer of the Company shall have general supervision over the lending operations, practices and procedures of the Company and its subsidiaries, subject to the direction of the Board of Directors or the Chief Executive Officer/President. The Chief Credit Officer may sign and execute in the name and on behalf of the Company deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any committee thereof empowered to authorize the same. Section 4.10. Chief Financial Officer. The Chief Financial Officer shall have general supervision over the financial operations of the Company and its subsidiaries, subject to the direction of the Board of Directors and the Chief Executive Officer/President. The Chief Financial Officer shall make such disbursements of the funds of the Company as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Company. Section 4.11. Delegation of Authority. The Board of Directors and the Chief Executive Officer/President may from time to time delegate the powers or duties of any officer to any other officers and agents, notwithstanding any other provision hereof, except as prohibited by law or where such power or duties shall have been exclusively delegated by the Board of Directors. Section 4.12. Compensation of Officers and Agents. The salaries of all officers and agents of the Company shall be fixed by, or in a manner determined by, the Board of Directors.

Section 4.13. Resignation. Subject at all times to the right of removal as provided below, any officer may resign at any time by giving notice to the Board of Directors, the Chief Executive Officer/President or the Secretary. Any such resignation shall take effect on the date of receipt of such notice or at any later date specified therein. The acceptance of such resignation shall not be necessary to make it effective. Section 4.14. Removal. Any officer or agent of the Company may be removed at any time, with or without cause, by the Board of Directors, the Chief Executive Officer/President or, except in the case of the Chairman, Vice Chairman or Chief Executive Officer/President, by any committee of the Board or superior officer upon whom such power may be conferred by the Board of Directors or the Chief Executive Officer/President. Section 4.15. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer/President or any person authorized by the Chief Executive Officer/President shall have the power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of shareholders of or with respect to any action of the shareholders of any other corporation in which the Company may hold securities and otherwise to exercise any and all rights and powers that the Company may possess by reason of its ownership of securities in such other corporation. ARTICLE V CERTIFICATES OF STOCK Section 5.1. Certificates of Stock. Certificates representing shares of stock of each class or series of stock of the Company, whenever authorized by the Board of Directors or required by law, shall be in such form as shall be approved by the Board. Such certificates shall be executed on behalf of the Company by the Chief Executive Officer/President or a Vice President, and the Secretary or an Assistant Secretary, of the Company and may be sealed with the corporate seal of the Company or a facsimile thereof. The signature of any officer may be a facsimile. Certificates bearing the signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Company, shall be validly executed notwithstanding that such individuals or any of them have ceased to be so authorized prior to the delivery of such certificates or did not hold such offices at the date of delivery of such certificates. No certificate shall be issued until the consideration therefor has been fully paid. Each certificate representing shares of the Company shall state upon the face thereof the name of the Company, that the Company is organized under the laws of the State of Louisiana, the name of the person to whom the shares are issued, and the number and class of shares and the designation of the series, if any, that such certificate represents. Section 5.2. Designation of Classes of Stock. If the Company is authorized to issue shares of more than one class, each certificate representing shares issued by the Company shall conspicuously set forth on the certificate, or shall state that the Company will furnish to any shareholder upon request and without charge, a summary of the designations, preferences, limitations, and relative rights of the shares of each class and of each series of each preferred or special class, so far as the same have been fixed, and the authority of the Board to establish other series and to fix the relative rights, preferences and limitations of the shares of any class or series by amendment of the articles. Section 5.3. Lost, Stolen, Destroyed or Mutilated Certificates. The Company may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, destroyed or mutilated upon the surrender of the mutilated certificate or, in the case of a lost, stolen or destroyed certificate, upon such terms and conditions as the Board of Directors or Chief Executive Officer/President may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond as the Board of Directors or Chief Executive Officer/President may require for the protection of the Company or any transfer agent or registrar. Section 5.4. Registrar and Transfer Agent. The Company shall keep, or cause to be kept, at its registered office or at such other location designated by the Board of Directors, a register or registers in which, subject to such reasonable regulations as the Board of Directors may prescribe, the registrar and transfer agent shall register the stock of the Company and the transfers thereof. Except as otherwise provided by resolution of the Board of Directors, the registrar and transfer agent shall be the Secretary.

Section 5.5. Registration of Transfer and Exchange. Stock of the Company shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made only on the books of the Company, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Company shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Company shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Company or the transfer agent thereof. No transfer of stock shall be valid as against the Company for any purpose until it shall have been entered in the stock records of the Company by an entry showing from and to who transferred. Section 5.6. Regulations. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of stock of each class of the Company and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, stolen, destroyed or mutilated. Section 5.7. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or to receive payment of any dividend or other distribution, or to receive or exercise subscription or other rights, or to participate in a reclassification of stock, or in order to make a determination of shareholders for any other proper purposes, the Board of Directors may fix in advance a record date for determination of shareholders for such purpose, which record date shall be not more than 70 days prior to the date on which the action requiring the determination of shareholders is to be taken. A determination of shareholders entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting, unless the Board of Directors elects to fix a new record date or the meeting is adjourned for more than 120 days. Except as the Board of Directors may otherwise provide, if no record date is fixed for the purpose of determining shareholders (i) entitled to notice of and to vote at a meeting, the close of business on the day before the notice of the meeting is mailed, or if notice is waived, the close of business on the day before the meeting, shall be the record date for such purpose, or (ii) for any other purpose, the close of business on the day which the Board of Directors adopts the resolution relating thereto shall be the record date for such purposes. Section 5.8. Stock Transfer Books. The Board of Directors may, from time to time and in its discretion, order that the stock transfer books shall be closed. Section 5.9. Registered Shareholders. The Company shall be entitled to recognize and treat a person registered on its records as the owner of shares, as the exclusive owner in fact thereof for all purposes, and as the person entitled to have and to exercise all rights and privileges incident to the ownership of such shares, including the right to vote and to receive dividends, distributions or payments of interest and principal thereon. The Company shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Louisiana; and the rights under this section shall not be affected by any actual or constructive notice which the Company, or any or its directors, officers or agents, may have to the contrary. ARTICLE VI NOTICES Section 6.1. Notices. Except as otherwise specifically provided herein or required by law, whenever any notice is required to be given to any shareholder, director or committee member under the provisions of any statute, the Articles of Incorporation or these Bylaws, such notice shall be in writing and delivered personally, or by mail or overnight delivery or as otherwise permitted by the Louisiana Business Corporation Act. Section 6.2. Waivers. Whenever notice is required by statute, the Articles of Incorporation or these Bylaws to be given, a written waiver signed by or on behalf of the person entitled to notice or a waiver by electronic transmission by the person entitled to notice, given before or after the time of the event for which notice is to be given, shall be equivalent to giving the notice. A waiver transmitted by email will be deemed given if transmitted from an email address provided by such person for the purpose of receiving notices or other communications from the Company. Neither the business nor the purpose of the meeting need be specified in a waiver. Attendance of a shareholder, director or committee member at a meeting will constitute a waiver of notice of that meeting, except when the shareholder, director or committee member attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened or, in the case of a shareholder, the lack of proper notice to the shareholders. ARTICLE VII MISCELLANEOUS Section 7.1. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Company may be used whenever and as authorized by the Board of Directors or a committee thereof. Section 7.2. Dividends. The Board of Directors may declare and the Company may pay dividends on its outstanding shares in cash, property or shares of the Company in accordance with law and subject to the Articles of Incorporation. Section 7.3. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Company, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Chief Financial Officer, or an Assistant Secretary. Unless otherwise provided by law, it shall not be mandatory that the corporate seal or its facsimile be impressed or affixed on any document executed on behalf of the Company. Section 7.4. Reliance Upon Books, Reports and Records. A director or a member of any committee designated by the Board of Directors shall, in the performance of such person’s duties, be protected to the fullest extent permitted by law in relying on the books of account or other records of the Company and upon information, opinion, reports or statements presented to the Company. Section 7.5. Checks. In addition to the authority granted in these Bylaws, all checks, drafts and other orders for the payment of money out of the funds of the Company shall be signed on behalf of the Company by such officer or officers or such other person or persons designated by, or in such other manner determined by, the Board of Directors. Section 7.6. Time Periods. In computing any period of time under these Bylaws, calendar days shall be used, the day that marks the commencement of the period shall not be counted, and the period shall end upon the expiration of the last day of the period; provided, however, that if the day on which the period is to expire is a legal holiday under the laws of the State of Louisiana, then the period shall end upon the expiration of the next day that is not a legal holiday. Section 7.7. Application of Bylaws. In the event that any provision of these Bylaws is or may be in conflict with any law of the United States or the State of Louisiana or of any other governmental body or power having jurisdiction over the Company, that provision of these Bylaws shall be inoperative to the extent only that the operation thereof unavoidably conflicts with such law, and shall in all other respects be in full force and effect. Section 7.8. Fiscal Year. The fiscal year of the Company shall be the calendar year. ARTICLE VIII AMENDMENT OF BYLAWS Except as otherwise limited by law, these bylaws may be altered, amended or repealed or new bylaws may be adopted by the Board of Directors or the shareholders.